UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
EKSPORTFINANS ASA
(Exact name of registrant as specified in its charter)

Kingdom of Norway	Not Applicable

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Dronning Mauds gate 15
N-0250 Oslo
Norway
(Address of principal executive offices, including Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

$100,000,000 USD 1 Year Floating Rate Notes	New York Stock Exchange, Inc.
due August 13, 2009
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.       ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.       ☐
Securities Act registration statement file number to which this form relates: 333-112973

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
Eksportfinans ASA hereby incorporates by reference the description of its securities to be registered hereunder contained in (a) the Prospectus dated February 5, 2007 under “Description of debt securities” and in the Prospectus Supplement dated February 5, 2007 under “Description of debt securities”, in each case filed with the Commission on April 12, 2007 pursuant to Rule 424(b)(2), and (b) Pricing Supplement No. 272 dated August 6, 2008 filed with the Commission pursuant to Rule 424(b)(3) on August 11, 2008, in the case of both (a) and (b) in connection with Registration Statement on Form F-3 File No. 333-140456 declared effective by the Commission on February 5, 2007.

Item 2.	Exhibits.
Not applicable.
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Eksportfinans ASA (Registrant)
By:	/S/ GISELE MARCHAND
	Name:	Gisèle Marchand
	Title:	Chief Executive Officer

Date: August 12, 2008